EXHIBIT 4.3

ACCREDITED INVESTOR QUESTIONNAIRE

Execution of this Accredited Investor Questionnaire by a prospective investor does not constitute an offer to sell or a solicitation of an offer to buy any security.

A. INVESTOR INFORMATION

Name of Investor(s):

Type of owner or form of ownership:

□ Individual
□ Tenants in Common
□ Joint Tenants With Right of Survivorship
□ Trust

Address (Principal State of Residence): Mailing Address, if different:

Telephone Number:                                                                           Fax Number:

Email:

B. ACCREDITED INVESTOR STATUS

PLEASE CHECK THE APPROPRIATE SPACE(S) IN THIS SECTION INDICATING THE BASIS ON WHICH YOU QUALIFY AS AN ACCREDITED INVESOR. PLEASE NOTE “N/A” FOR NOT APPLICABLE ITEMS.

YOUR ANSWERS WILL BE KEPT STRICTLY CONFIDENTIAL AT ALL TIMES; HOWEVER, HEALTHTALK LIVE, INC. MAY IN ITS SOLE DISCRETIONS, PRESENT THIS INVESTOR QUESTIONNAIRE TO SUCH PARTIES (INCLUDING GOVERNMENT ENTITIES) AS IT DEEMS APPROPRIATE IN ORDER TO ASSURE ITSELF AND SUCH ENTITIES THAT THE OFFER AND SALE OF ANY INVESTMENT WILL NOT RESULT IN A VIOLATION OF THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933, OR THE SECURITIES LAWS OF ANY STATE.

Qualification as an Accredited Investor. Please check the categories applicable to you indicating the basis upon which you qualify as an Accredited Investor for the purposes of the Securities Act and Regulation D thereunder.

(1) _____ INDIVIDUAL WITH NET WORTH IN EXCESS OF $1.0 MILLION. A natural person (not an entity) whose net worth, or joint net worth with his or her spouse, at the time of purchase exceeds $1,000,000. (Explanation: In calculating net worth, you may include your equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities. Your inclusion of equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property. Also see the below Section 413, updated Real Estate standards.)

(2) _____ INDIVIDUAL WITH A $200,000 INDIVIDUAL ANNUAL INCOME. A natural person (not an entity) who had an individual income of more than $200,000 in each of the preceding two calendar years, and has a reasonable expectation of reaching the same income level in the current year.

(3) _____ INDIVIDUAL WITH A $300,000 JOINT ANNUAL INCOME. A natural person (not an entity) who had joint income with his or her spouse in excess of $300,000 in each of the preceding two calendar years, and has a reasonable expectation of reaching the same income level in the current year.

(5) _____ REVOCABLE TRUST. A trust that is revocable by its grantors and each of whose grantors is an accredited investor. (If this category is checked, please also check the additional category or categories under which the grantor qualifies as an accredited investor.)

(6) _____ IRREVOCABLE TRUST. A trust (other than an ERISA plan) that (i) is not revocable by its grantors, (ii) has in excess of $5 million of assets, (iii) was not formed for the specific purpose of acquiring an Interest, and (iv) is directed by a person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of an investment in the Partnership.

NOTE: If you are married (or California Registered Domestic Partnership) and domiciled in a Community property state, please consult with your attorney and/or see IRS Publication 555 (available from the IRS or from HealthTalk Live) for Community and Separate Property laws.

INVESTOR QUESTIONNAIRE SIGNATURE PAGE

I understand that the information contained herein is being furnished by me in order for HealthTalk Live, Inc. to determine my suitability as an accredited investor and based on it contents, may be accepted by HealthTalk Live, Inc. in light of the requirements of Section 4(2) of the Securities Act of1933 (the “Act”), Regulation D, and rules and regulations promulgated thereunder. I understand that (i) HealthTalk Live, Inc. will rely on the information contained herein for purposes of such determination; that (ii) any shares offered will not be registered under the Act in reliance upon exemptions from registration afforded by Section 4(2) of the Act, Regulation D, and rules and regulations thereunder; and (iii) this Investor Questionnaire in and of itself is not an offer of units or shares or any other securities tome.

I have caused this Investor Questionnaire regarding “Accredited Investor” status to be duly executed as of the below date. By its execution, I understand that I am simply providing HealthTalk Live, Inc. with information which it shall be entitled to use in determining whether or not the applicant satisfies the criteria imposed by Rule 501(a), Regulation D under the Act.

Date: ____________________________

SIGNATURE FOR INDIVIDUAL INVESTOR:

(Print Name)                                                      (Signature)

SIGNATURE FOR TRUST OR OTHER ENTITY:

(Print Name)                                                      (Signature)

(Print Name and Title of Person Signing)

DESCRIBE YOUR DUTIES AND RESPONSIBILITIES AS NAMED ENTITY: